DENNY’S CORPORATION RELEASES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2024

COMPANY TO HOST FIRESIDE CHAT AT THE 27TH ANNUAL ICR CONFERENCE ON JANUARY 14 AT 10:30 A.M. EASTERN TIME

SPARTANBURG, S.C., January 13, 2025 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported selected preliminary and unaudited results for its fourth quarter and fiscal year ended December 25, 2024.

Kelli Valade, Chief Executive Officer, stated, "We continued our positive momentum through the fourth quarter by delivering solid domestic system-wide same-restaurant sales* and outpacing both Denny’s and Keke’s respective BBI indices. Keke’s development also accelerated, as we opened eight new cafes and entered four new states. These results reflect our teams’ and franchise partners’ steadfast commitment to executing our strategy. We close 2024 proud of these and other accomplishments, and recognize there is still more to do. As we look ahead, we remain focused and diligent in driving incremental traffic, improving operational efficiency and creating value for shareholders.”

Fourth Quarter Preliminary Results

•Denny’s domestic system-wide same-restaurant sales* were 1.1%.
•Keke’s domestic system-wide same-restaurant sales* were 3.0%.
•Denny’s opened four franchised restaurants.
•Closed 30 Denny’s restaurants as part of the planned acceleration of lower volume restaurant closures.
•Reignited Denny’s Diner 2.0 remodel program and completed six remodels.
•Keke’s opened eight new cafes during the fourth quarter and entered four new states including California, Colorado, Nevada, and Texas.
•Keke’s expanded its first ever remodel test program to two additional cafes.

Fiscal Year 2024 Preliminary Results
•Denny’s domestic system-wide same-restaurant sales* were (0.2)%.
•Keke’s domestic system-wide same-restaurant sales* were (1.7)%.
•Denny’s opened 14 franchised restaurants.
•Closed 88 Denny’s restaurants as part of the planned acceleration of lower volume restaurant closures.
•Reignited Denny’s Diner 2.0 remodel program and completed 23 remodels, including 7 company restaurants.
•Record 12 Keke’s openings in a single year, while growing to six different states.
•Completed three Keke’s remodels at company cafes.
•Ended 2024 with $261.3 million of borrowings under credit facility.
•Based on preliminary results, the Company anticipates achieving the low end of its previously communicated Adjusted EBITDA** guidance range of $81 million to $84 million.

The Company expects to release financial and operating results for its fourth quarter and fiscal year ended December 25, 2024, along with financial guidance for 2025, before the market opens on Wednesday, February 12, 2025.

DENNY’S CORPORATION
Preliminary Results
(Unaudited)

	Denny's				Keke's
Changes in Same-Restaurant Sales (1)	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
(Increase (decrease) vs. prior year)	12/25/24	12/27/23	12/25/24	12/27/23	12/25/24	12/27/23	12/25/24	12/27/23
Company Restaurants	0.0%	(1.2)%	(1.5)%	2.7%	(3.7)%	0.7%	(2.7)%	(1.1)%
Domestic Franchise Restaurants	1.2%	1.5%	(0.1)%	3.6%	4.1%	(3.8)%	(1.6)%	(4.4)%
Domestic System-wide Restaurants	1.1%	1.3%	(0.2)%	3.6%	3.0%	(3.1)%	(1.7)%	(3.9)%

Average Unit Sales
($ in thousands)
Company Restaurants	$800	$770	$3,086	$3,073	$404	$442	$1,725	$1,796
Franchised Restaurants	$482	$467	$1,875	$1,843	$447	$432	$1,815	$1,828

(1)	Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units September 25, 2024	61	1,464	1,525	11	50	61
Units Opened	—	4	4	3	5	8
Units Closed	—	(30)	(30)	—	—	—
Net Change	—	(26)	(26)	3	5	8
Ending Units December 25, 2024	61	1,438	1,499	14	55	69

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 27, 2023	65	1,508	1,573	8	50	58
Units Opened	—	14	14	7	5	12
Units Refranchised	(3)	3	—	(1)	1	—
Units Closed	(1)	(87)	(88)	—	(1)	(1)
Net Change	(4)	(70)	(74)	6	5	11
Ending Units December 25, 2024	61	1,438	1,499	14	55	69

*Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

**The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

Upcoming Investor Conference Presentation

The Company is attending the 27th Annual ICR Conference taking place in Orlando, FL. Kelli Valade, Chief Executive Officer, will participate in a fireside chat on Tuesday, January 14, 2025 at 10:30 a.m. Eastern Time. Investors and interested parties may listen to a live audio webcast of the event which will be available online in the Investor Relations section of the Company’s website at investor.dennys.com with a replay of the webcast available following the live event. Investors and interested parties may access a copy of the presentation in the Events and Presentations section of the Company’s website at investor.dennys.com.

About Denny’s Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of December 25, 2024, the Company consisted of 1,568 restaurants, 1,493 of which were franchised and licensed restaurants and 75 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of December 25, 2024, the Denny's brand consisted of 1,499 global restaurants, 1,438 of which were franchised and licensed restaurants and 61 of which were company operated. As of December 25, 2024, the Keke's brand consisted of 69 restaurants, 55 of which were franchised restaurants and 14 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on its operations and financial results disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from its acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 27, 2023 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact: 877-784-7167

Media Contact: 864-597-8005